AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 28, 2017

REGISTRATION NO. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

YOUNGEVITY INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	90-0890517
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2400 Boswell Road
Chula Vista, California 91419
(619) 934-3980
(Address, including ZIP code, and telephone number, including area code, of registrant's principal executive office)

YOUNGEVITY INTERNATIONAL, INC.
AMENDED AND RESTATED 2012 STOCK OPTION PLAN
(Full title of the Plan)

STEPHAN WALLACH
  Chief Executive Officer
2400 Boswell Road
Chula Vista, California 91419
(619) 934-3980
(Name, address and telephone number of agent of services)

WITH COPIES TO:

Leslie Marlow, Esq.
Gracin & Marlow, LLP
The Chrysler Building
405 Lexington Avenue, 26th Floor
New York, New York 10174
(212) 907-6457
(Name, address and telephone number)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act of 1934.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

TITLE OF SECURITIES BEING REGISTERED	AMOUNT TO BE REGISTERED (1)(2)	PROPOSED MAXIMUM OFFERING PRICE PER SHARE(3)	PROPOSED AGGREGATE OFFERING PRICE(3)	AMOUNT OF REGISTRATION FEE(4)
Common Stock, par value $0.001 per share, under the Amended and Restated 2012 Stock Option Plan	2,000,000	$6.34	$12,680,000	$1,469.61
————————

(1)	The securities to be registered include options and rights to acquire the common stock of the Registrant.

(2)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(3)
Estimated in accordance with Rule 457(c) under the Securities Act solely for purposes of calculating the registration fee. The price for the shares of Common Stock is based upon the average of the $6.50 (high) and $6.17 (low) price of the Registrant’s stock as reported on the NASDAQ Stock Market on June 23, 2017, which date is within five business days prior to filing this Registration Statement.

(4)	Calculated under Section 6(b) of the Securities Act as .00011590 of the aggregate offering price.

EXPLANATORY NOTE

Youngevity International, Inc. (the “Company” or the “Registrant”) filed with the Securities and Exchange Commission (the “SEC”) its Registration Statement on Form S-8 (Registration No. 333-189748) on July 1, 2013 (the “2013 Registration Statement”) pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), 2,000,000(1) shares of common stock, par value $0.001 per share (the “Common Stock”) to be offered and sold under the Registrant’s 2012 Stock Option Plan.  Pursuant to General Instruction E to Form S-8, the contents of the 2012 Registration Statement are incorporated into this Registration Statement by reference.

This Registration Statement on Form S-8 has been prepared and filed pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of registering under the Securities Act an additional 2,000,000(1) shares of Common Stock to be offered and sold under the Amended and Restated 2012 Stock Option Plan (the “Plan”).  These shares represented 2,000,000(1) shares of Common Stock that were added to the Plan as of February 23, 2017 by vote of the Registrant’s stockholders and, in accordance with the terms of the Plan, are to be assigned to and made available for grant under the Plan.

(1)
Reflects a 1-for-20 reverse stock split that was effected on June 7, 2017.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of this Registration Statement on Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act, and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the Plan as required by Rule 428. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The Securities and Exchange Commission (the “SEC”) allows us to “incorporate by reference” the information we file with it which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering:

●	Our Annual Report on Form 10-K for the year ended December 31, 2016 (File No. 000-54900) filed with the SEC on March 30, 2017;
●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 (File No. 000-54900) filed with the SEC on May 12, 2017;
●	Our Current Report on Form 8-A12b (File No. 000-54900) filed with the SEC on June 15, 2017;
●	Our Current Reports on Form 8-K (File No. 000-54900) filed with the SEC on May 2, 2017, May 12, 2017, June 5, 2017, and June 7, 2017;
●	Our Definitive Information Statement on Schedule 14C (File No. 000-54900) filed with the SEC on March 21, 2017; and
●
The description of our Common Stock set forth in our registration statement on Form 10, filed with the SEC on February 12, 2013, as amended April 1, 2013, April 23, 2013 and May 31, 2013 (File No. 000-54900).

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the respective date of filing of each of those reports or documents until the filing of a post-effective amendment to this Registration Statement which indicates either that all securities offered by this Registration Statement have been sold or which deregisters all of the securities under this Registration Statement then remaining unsold. The Registrant is not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) gives the Registrant power to indemnify each of its directors and officers against expenses and liabilities in connection with any proceedings involving him by reason of his being or having been a director or officer if (a) he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant and (b) with respect to any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. However, in a proceeding by or in the right of the Registrant, there shall be no indemnification in respect of any liabilities or expenses if the officer or director shall have been adjudged liable to the Registrant unless the court in such proceeding determines he is entitled to indemnification for such liabilities and/or expenses. Furthermore, no indemnification shall be made to or on behalf of a director or officer if a judgment or other final adjudication adverse to such director or officer establishes that his acts or omissions (i) were in breach of his duty of loyalty to the Registrant and its stockholders, (ii) were not in good faith or involved a knowing violation of law or (iii) resulted in receipt by the director or officer of an improper personal benefit. The DGCL defines an act or omission in breach of a person's duty of loyalty as an act or omission which that person knows or believes to be contrary to the best interests of the Registrant or its stockholders in connection with a matter in which he has a material conflict of interest. If a director or officer is successful in a proceeding, the statute mandates that the Registrant indemnify him against expenses.

The Registrant's Bylaws provide indemnification to the maximum extent permitted by the DGCL.  The DGCL allows for the elimination of  the personal liability of the directors and officers to the Registrant or its shareholders for monetary damages for breaches of such director's or officer's duty of care or other duties as a director or officer; except liabilities for any breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to the corporation or its shareholders, (b) not in good faith or involving a knowing violation of law, or (c) resulting in receipt by such person of an improper personal benefit. This limitation on liability could have the effect of limiting directors' and officers' liability for violations of the federal securities laws. In addition, the DGCL allows for broad indemnification rights to directors and officers so long as the director or officer acted in a manner believed in good faith to be in or not opposed to the best interest of the Registrant and with respect to criminal proceedings if the director had no reasonable cause to believe his or her conduct was unlawful. The Registrant believes that the protection provided by these provisions will help the Registrant attract and retain qualified individuals to service as officers and directors. These provisions would provide indemnification for liabilities arising under the federal securities laws to the extent that such indemnification is found to be enforceable under, and to be in accordance with, applicable law and generally will limit the remedies available to a shareholder who is dissatisfied with a Board decision protected by these provisions, and such shareholder's only remedy may be to bring a suit to prevent the Board's action.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8. EXHIBITS

Exhibit No.	Description of Document

3.1	Certificate of Incorporation Dated July 15, 2011(1)
3.2	Bylaws(1)
4.1	Amended and Restated 2012 Stock Option Plan (2)
4.2	Form of Notice of Award of Restricted Stock Units (3)
4.3	Form of Restricted Stock Unit Award Agreement (3)
5.1	Opinion of Gracin & Marlow, LLP regarding Legality of Shares (3)
23.1	Consent of Mayer Hoffman McCann P.C. Independent Registered Public Accounting Firm (3)
23.2	Consent of Gracin & Marlow, LLP (contained in Exhibit 5.1) (3)
24.1	Power of Attorney (included as part of the signature page to this Registration Statement and incorporated herein by reference) (3)
————————
(1) Incorporated by reference to the Registrant’s Form 10-12G (File No. 000-54900) filed with the Securities and Exchange Commission on February 12, 2013.

(2) Previously filed as Exhibit B to the Registrant’s Definitive Information Statement on Schedule 14C (File No. 000-54900) filed with the Securities and Exchange Commission on March 21, 2017.

(3) Filed herewith.

ITEM 9. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

ii. To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

iii. To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chula Vista, California, on the 28th day of June 2017.

YOUNGEVITY INTERNATIONAL, INC.

By:	/s/ Stephan Wallach
Name: Stephan Wallach
Title: Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY AND SIGNATURES

Each of the undersigned, whose signature appears below, hereby constitutes and appoints Stephan Wallach as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, whether pre-effective or post-effective, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, or his substitute, full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments hereto in the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Stephan Wallach	Chief Executive Officer (Principal Executive Officer) and Director	June 28, 2017
Stephan Wallach
/s/ Dave Briskie	President and Chief Financial Officer (Principal Financial and Accounting Officer)	June 28, 2017
Dave Briskie
/s/ Michelle Wallach	Director	June 28, 2017
Michelle Wallach
/s/ Richard Renton	Director	June 28, 2017
Richard Renton
/s/ William Thompson	Director	June 28, 2017
William Thompson

/s/ Kevin Allodi	Director	June 28, 2017
Kevin Allodi

/s/ Paul Sallwasser	Director	June 28, 2017
Paul Sallwasser

EXHIBIT INDEX

Exhibit No.	Description of Document

3.1	Certificate of Incorporation Dated July 15, 2011(1)
3.2	Bylaws(1)
4.1	Amended and Restated 2012 Stock Option Plan (2)
4.2	Form of Notice of Award of Restricted Stock Units (3)
4.3	Form of Restricted Stock Unit Award Agreement (3)
5.1	Opinion of Gracin & Marlow, LLP regarding Legality of Shares (3)
23.1	Consent of Mayer Hoffman McCann P.C. Independent Registered Public Accounting Firm (3)
23.2	Consent of Gracin & Marlow, LLP (contained in Exhibit 5.1) (3)
24.1	Power of Attorney (included as part of the signature page to this Registration Statement and incorporated herein by reference) (3)
————————
(1) Incorporated by reference to the Registrant’s Form 10-12G (File No. 000-54900) filed with the Securities and Exchange Commission on February 12, 2013.

(2) Previously filed as Exhibit B to the Registrant’s Definitive Information Statement on Schedule 14C (File No. 000-54900) filed with the Securities and Exchange Commission on March 21, 2017.

(3) Filed herewith.